                                                                     Exhibit 4.8


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                         DUKE REALTY LIMITED PARTNERSHIP
                                     ISSUER

                                       TO

                       THE FIRST NATIONAL BANK OF CHICAGO
                                     TRUSTEE

                                    --------

                          FOURTH SUPPLEMENTAL INDENTURE

                           DATED AS OF AUGUST 21, 1997

                                    --------



                        $100,000,000 6.95% NOTES DUE 2011

                                    --------

                            SUPPLEMENT TO INDENTURE,
                     DATED AS OF SEPTEMBER 19, 1995, BETWEEN
                       DUKE REALTY LIMITED PARTNERSHIP AND
                       THE FIRST NATIONAL BANK OF CHICAGO


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

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         FOURTH SUPPLEMENTAL INDENTURE, dated as of August 21, 1997, between
DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership (the "Issuer"), having its principal offices at 8888 Keystone Crossing, Suite 1200, Indianapolis, Indiana 46420 and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association organized under the laws of the United States of America, as trustee (the "Trustee"), having its Corporate Trust Office at 14 Wall Street, Eighth Floor - Window 2, New York, New York 10005.

                                    RECITALS

         WHEREAS, the Issuer executed and delivered its Indenture (the "Original Indenture"), dated as of September 19, 1995, to the Trustee to issue from time to time for its lawful purposes debt securities evidencing its unsecured and unsubordinated indebtedness.

         WHEREAS, the Original Indenture provides that by means of a supplemental indenture, the Issuer may create one or more series of its debt securities and establish the form and terms and conditions thereof.

         WHEREAS, the Issuer intends by this Supplemental Indenture to (i) create a series of debt securities, in an aggregate principal amount not to exceed $100,000,000, entitled "Duke Realty Limited Partnership 6.95% Notes due 2011 (the "Notes"); and (ii) establish the form and the terms and conditions of such Notes.

         WHEREAS, the Board of Directors of Duke Realty Investments, Inc., the general partner of the Issuer, acting through authority delegated to its Finance Committee, has approved the creation of the Notes and the form, terms and conditions thereof.

         WHEREAS, the consent of Holders to the execution and delivery of this Supplemental Indenture is not required, and all other actions required to be taken under the Original Indenture with respect to this Supplemental Indenture have been taken.

         NOW, THEREFORE IT IS AGREED:


                                   ARTICLE I

  DEFINITIONS, CREATION, FORM AND TERMS AND CONDITIONS OF THE DEBT SECURITIES

         Section 1.01. DEFINITIONS. Capitalized terms used in this Supplemental Indenture and not otherwise defined shall have the meanings ascribed to them in the Original Indenture. In addition, the following terms shall have the following meanings to be equally applicable to both the singular and the plural forms of the terms defined:


================================================================================

         "FIRST SUPPLEMENTAL INDENTURE" means the First Supplemental Indenture, dated as of September 19, 1995, between the Issuer and the Trustee.

         "INDENTURE" means the Original Indenture as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and this Fourth Supplemental Indenture.

         "NOTES" means the Issuer's 6.95% Notes due August 15, 2011, a form of which is attached hereto as Exhibit A.

         "SECOND SUPPLEMENTAL INDENTURE" means the Second Supplemental Indenture, dated as of April 29, 1996, between the Issuer and the Trustee.

         "THIRD SUPPLEMENTAL INDENTURE" means the Third Supplemental Indenture, dated as of May 13, 1997, between the Issuer and the Trustee.

         Section 1.02.   CREATION OF THE DEBT SECURITIES. In Accordance with
Section 301 of the Original Indenture, the Issuer hereby creates the Notes as a separate series of its debt securities issued pursuant to the Indenture. The Notes shall be issued in an aggregate principal amount not to exceed $100,000,000.

         Section 1.03. FORM OF THE DEBT SECURITIES. Each Note will be issued in certificated form, without coupons, registered in the name of the Holder thereof. The Notes shall be in the form of Exhibit A attached hereto.

         Section 1.04. TERMS AND CONDITIONS OF THE DEBT SECURITIES. The Notes shall be governed by all the terms and conditions of the Original Indenture, as supplemented by this Fourth Supplemental Indenture, and in particular, the following provisions shall be terms of the Notes:

                  a. OPTIONAL REDEMPTION. The Notes may note be redeemed by the Issuer prior to the maturity date of such Notes.

                  b. PAYMENT OF PRINCIPAL AND INTEREST. All payments of principal and interest in respect of the Notes will be made by the Issuer in immediately available funds.

                  c. APPLICABILITY OF DEFEASANCE OF COVENANT DEFEASANCE. The provisions of Article 14 of the Original Indenture shall apply to the Notes.

                  d. PUT AND CALL OPTIONS. Pursuant to the terms of that certain Confirmation dated August 21, 1997, and the agreements, provisions and definitions incorporated by reference therein (the "Trust Call Option"), between Duke Pass-Through Asset Trust 1997-1, a trust formed under the laws of the State of New York (the "Trust"), and Union Bank of Switzerland, London Branch (the "Callholder"), upon delivery of irrevocable notice by the Callholder to the Trust on or before July 30, 2004 (or if that day is not a Business Day, the preceding Business Day), the Callholder has the right to purchase the Notes from the Trust on August 15, 2004 (the "Settlement Date") (or, if that day is not a Business Day, on the first following day that is a Business Day), for a purchase price equal to 100% of the aggregate face amount thereof (the "Call Price"). Pursuant to that certain Trust Agreement (the "Trust Agreement") dated as of August 18, 1997, between Issuer and the Trust, the Trust has the obligation to require the Issuer to repurchase all of the Notes (the "Put Option") at a purchase price equal to 100% of the aggregate face amount thereof on the Settlement Date, if (i) the Trustee (as defined in the Trust Agreement, initially The First National Bank of Chicago) has not received irrevocable notice from the Callholder on or before July 30, 2004, that the Callholder intends to exercise the Trust Call Option, or (ii) the Callholder fails to make payment of the Call Price on the Business Day prior to the Settlement Date. Notwithstanding the foregoing, the Trust Agreement may be amended under certain circumstances to provide that the Trustee will not exercise the Put Option and to provide for such other changes to the Trust Agreement as may be consequential thereto. In the event that the Trust Call Option is exercised, then under the terms of the Confirmation between the Issuer and the Callholder dated August 21, 1997 (the "Operating Partnership Call Option"), the Issuer has the right and option, upon delivery by it of irrevocable notice to the Callholder during the period from July 30, 2004, to and including August 5, 2004 (or the first following day that is a Business Day), to purchase from the Callholder all of the Callholder's right, title and interest and obligations in, to and under the Trust Call Option in consideration for a payment to the Callholder on the Settlement Date (or, if that day is not a Business Day, the first following day that is a Business Day) in an amount calculated pursuant to the terms of the Operating Partnership Call Option.

                                   ARTICLE II

                                     TRUSTEE

         Section 2.01. TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution thereof by the Issuer. The recitals of fact contained herein shall be taken as the statements solely of the Issuer, and the Trustee assumes no responsibility for the correctness thereof.

                                   ARTICLEIII

                            MISCELLANEOUS PROVISIONS

         Section 3.01. RATIFICATION OF ORIGINAL INDENTURE. This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and as supplemented and modified hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

         Section 3.02. EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

         Section 3.03. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Supplemental Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.

         Section 3.04. SEPARABILITY CLAUSE. In case any one or more of the provisions contained in this Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 3.05. GOVERNING LAW. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Supplement Indenture and shall, to the extent applicable, be governed by such provisions.

         Section 3.06. COUNTERPARTS. This Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts shall or all purposes be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first above written.

                                        DUKE REALTY LIMITED PARTNERSHIP

                                        By: Duke Realty Investments, Inc.,
                                                  as General Partner


                                            By: /s/ Dennis D. Oklak
                                                --------------------------------
                                            Name:  Dennis D. Oklak
                                            Title: Vice President and Treasurer

Attest:


/s/ John R. Gaskin
-----------------------------------
Name:  John R. Gaskin
Title: Vice President and Secretary

                                        THE FIRST NATIONAL BANK OF CHICAGO,
                                            as Trustee


                                            By: /s/ Steve M. Husbands
                                                --------------------------------
                                                Name:  Steve M. Husbands
                                                Title: Assistant Vice President

Attest:


/s/ Mary R. Fonti
-----------------------------------
Name:  Mary R. Fonti
Title: Assistant Vice President

STATE OF NEW YORK        )
                         ) ss:
COUNTY OF NEW YORK       )

         On the 19th day of August, 1997, before me personally came Steve M. Husbands, to me known, who, being by me duly sworn, did depose and say that he/she resides at 3873 Orloff Ave., #4B, Bronx, NY 10463, that he/she is an Assistant Vice President of THE FIRST NATIONAL BANK OF CHICAGO, one of the parties described in and which executed the foregoing instrument, and that he/she signed his name thereto by authority of the Board of Directors.

[Notarial Seal]

                                        ----------------------------------------
                                        Notary Public
                                        COMMISSION EXPIRES:

                                                  ERIC B. H. FELDSTEIN
                                            Notary Public, State of New York
                                                    No. 01FE5068775
                                               Qualified in Queens County
                                            Commission Expires Nov. 4, 1998

STATE OF NEW YORK        )
                         ) ss:
COUNTY OF NEW YORK       )

         On the 19th day of August, 1997, before me personally came Dennis D. Oklak, to me known, who, being by me duly sworn, did depose and say that he is Vice President and Treasurer of DUKE REALTY INVESTMENTS, INC., as the general partner of DUKE REALTY LIMITED PARTNERSHIP, one of the parties described in and which executed the foregoing instrument, and that he signed his name thereto by authority of the Board of Directors.

[Notarial Seal]

                                        ----------------------------------------
                                        Notary Public
                                        COMMISSION EXPIRES:

                                            MITZI R. SPANGLER, Notary Public
                                          My Commission Expires Feb. 22, 1998
                                             Resident of Marion Co. Indiana

                                                                       EXHIBIT A
                                                                       ---------

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST HEREIN MAY BE OFFERED, REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE OPERATING PARTNERSHIP WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE OPERATING PARTNERSHIP (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER " AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT UPON THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO THE OPERATING PARTNERSHIP SUBJECT IN EACH OF THE FOREGOING CASES TO AN APPROPRIATE CERTIFICATE OF TRANSFER BEING COMPLETED AND DELIVERED BY THE TRANSFEROR. THIS LEGEND WELL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER TILE RESALE RESTRICTION TERMINATION DATE.

REGISTERED                                                      PRINCIPAL AMOUNT
NO. [_______]                                                  $________________

CUSIP NO. 264414 ___


                         DUKE REALTY LIMITED PARTNERSHIP

                              6.95% Notes due 2011

         Duke Realty Limited Partnership, an Indiana limited partnership (the "Issuer," which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to _________ or its registered assigns, the principal sum of ________ Dollars on August 15, 2011 (the "Maturity Date"), and to pay interest thereon from August 21, 1997 (or from the most recent interest payment date to which interest has been paid or duly provided for), semi-annually in arrears on February 15 and August 15 of each year (each, an "Interest Payment Date"), commencing on February 15, 1998, and on the Maturity Date, (i) for the period from August 21, 1997 to (and including) August 15, 2004, at the rate of 6.95% per annum, and (ii) for the period from (and including) August 15, 2004, until payment of said principal sum has been made or duly provided for, at the rate per annum to be reset on August 11, 2004, effective August 15, 2004, pursuant to and subject to the terms of the Calculation Agency Agreement dated as of August 21, 1997, among the Operating Partnership, UBS Securities LLC, a limited liability company organized under the laws of the State of New York, and Union Bank of Switzerland, London Branch.

         The interest so payable and punctually paid or duly provided for on any Interest Payment Date and on the Maturity Date will be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the "Record Date" for such payment, which will be one day (regardless of whether such day is a Business Day (as defined below)) prior to such payment date or the Maturity Date, as the case may be. Any interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such record date, and shall be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a subsequent record date for the payment of such defaulted interest (which shall be not less than one Business Day (as defined below) prior to the date of the payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the Holders of the Notes not less than 15 days preceding such subsequent record date. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

         The principal of this Note payable on the Maturity Date will be paid against presentation and surrender of this Note at the office or agency of the Issuer maintained for that purpose in The Borough of Manhattan, The City of New York. The Issuer hereby initially designates the Corporate Trust Office of the Trustee in the City of New York as the office to be maintained by it where Notes may be presented for payment, registration of transfer, or exchange and where notices or demands to or upon the Issuer in respect of the Notes or the Indenture referred to on the reverse hereof may be served.

         Interest payable on this Note on any Interest Payment Date and on the Maturity Date, as the case may be, will be the amount of interest accrued from and including the immediately preceding Interest Payment Date (or from and including August 21, 1997, in the case of the initial Interest Payment Date) to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be. If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day (as defined below), the required payment of interest or principal or both, as the case may be, will be made on the next Business Day with the same force and effect as if it were made on the date such payment was due and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date or the Maturity Date, as the case may be. "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York, or Chicago, Illinois are authorized or obligated by law, executive order or governmental decree to be closed.

         Payments of principal and interest in respect of this Note will be made by wire transfer of immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         Pursuant to the terms of that certain Confirmation dated August 21, 1997, and the agreements, provisions and definitions incorporated by reference therein (the "Trust Call Option"), between Duke Pass-Through Asset Trust 1997-1, a trust formed under the laws of the State of New York (the "Trust"), and Union Bank of Switzerland, London Branch (the "Callholder"), upon delivery of irrevocable notice by the Callholder to the Trust on or before July 30, 2004 (or if that day is not a Business Day, the preceding Business Day), the Callholder has the right to purchase the Notes from the Trust on August 15, 2004 (the "Settlement Date) (or, if that day is not a Business Day, on the first following day that is a Business Day), for a purchase price equal to 100% of the aggregate face amount thereof (the "Call Price"). Pursuant to that certain Trust Agreement (the "Trust Agreement') dated as of August 18, 1997, between Issuer and the Trust, the Trust has the obligation to require the Issuer to repurchase all of the Notes (the "Put Option") at a purchase price equal to 100% of the aggregate face amount thereof on the Settlement Date, if (i) the Trustee (as defined in the Trust Agreement, initially The First National Bank of Chicago) has not received irrevocable notice from the Callholder on or before July 30, 2004, that the Callholder intends to exercise the Trust Call Option, or (ii) the Callholder fails to make payment of the Call Price on the Business Day prior to the Settlement Date. Notwithstanding the foregoing, the Trust Agreement may-be amended under certain circumstances to provide that the Trustee will not exercise the Put Option and to provide for such other changes to the Trust Agreement as may be consequential thereto. In the event that the Trust Call Option is exercised, then under the terms of the Confirmation between the Issuer and the Callholder dated August 21, 1997 (the "Operating Partnership Call Option"), the Issuer has the right and option, upon delivery by it of irrevocable notice to the Callholder during the period from July 30, 2004, to and including August 5, 2004 (or the first following day that is a Business
Day), to purchase from the Callholder all of the Callholder's right, title and interest and obligations in, to and under the Trust Call Option in consideration for a payment to the Callholder on the Settlement Date (or, if that day is not a Business Day, the first following day that is a Business Day) in an amount calculated pursuant to the terms of the Operating Partnership Call Option.

         Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Note shall not be entitled to the benefits of the Indenture referred to on the reverse hereof or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under such Indenture.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed manually or by facsimile by its authorized officers.

         Dated: August 21, 1997

                                        DUKE REALTY LIMITED PARTNERSHIP
                                            as Issuer

                                        By: DUKE REALTY INVESTMENTS, INC.
                                             as General Partner

                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.



Dated: ______________________

                                        THE FIRST NATIONAL BANK OF CHICAGO,
                                             as Trustee

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                                [REVERSE OF NOTE]

                         DUKE REALTY LIMITED PARTNERSHIP

                              6.95% NOTES DUE 2011

         This security is one of a duly authorized issue of debentures, notes, bonds, or other evidences of indebtedness of the Issuer (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture dated as of September 19, 1995 (herein called the "Indenture"), duly executed and delivered by the Issuer to The First National Bank of Chicago, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture with respect to the series of Securities of which this Note is a part), to which Indenture and all indentures supplemental thereto relating to this security reference is hereby made for a description of the rights, limitations of rights, obligations, duties, and immunities thereunder of the Trustee, the Issuer, and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), and may otherwise vary as provided in the Indenture or any indenture supplemental thereto. This security is one of a series designated as the 6.95% Notes due August 15, 201 1 of the Issuer, limited in aggregate principal amount to $100,000,000.

         The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Issuer on this Security and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Issuer, in each case, upon compliance by the Issuer with certain conditions set forth in the Indenture, which provisions apply to this Security.

         In case an Event of Default with respect to this security shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect, and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority of the aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting as one class), evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each series; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Security so affected, (i) change the Stated Maturity of the principal of (or premium, if any, on) or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate or amount of interest thereon or any premium payable upon the redemption thereof, or adversely affect any right of repayment at the option of the Holder of any Security, or change any Place of Payment where, or the currency or currencies, currency unit or units or composite currency or currencies in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or (ii) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture, or (iii) reduce the percentage of Securities, the Holders of which are required to consent to any waiver of compliance with certain provisions of the Indenture or any waiver of certain defaults thereunder. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, the Holders of a majority in aggregate principal amount outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all series of Securities) may on behalf of the Holders of all the Securities of such series (or all of the Securities, as the case may be) waive any such past default or Event of Default and its consequences, prior to any declaration accelerating the maturity of such Securities, or, subject to certain conditions, may rescind a declaration of acceleration and its consequences with respect to such Securities. Any such consent or waiver by the Holder of this security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of the security and any securities that may be issued in exchange or substitution therefor, irrespective of whether or not any notation thereof is made upon this security or such other securities.

         No reference herein to the Indenture and no provision of this security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this security in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

         This security is issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof. Securities may be exchanged for a like aggregate principal amount of securities of this series of other authorized denominations at the office or agency of the Issuer in The Borough of Manhattan, The City of New York, in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge except for any tax or other governmental charge imposed in connection therewith.

         Upon due presentment for registration of transfer of Securities at the office or agency of the Issuer in The Borough of Manhattan, The City of New York, one or more new Securities of the same series of authorized denominations in an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

         The Issuer, the Trustee or any authorized agent of the Issuer or the Trustee may deem and treat the Person in whose name this security is registered as the absolute owner of this security (whether or not this security shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof, and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or interest in respect of this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any past, present or future stockholder, employee, officer, director, incorporator, limited or general partner, as such, of the Issuer or the general partner thereof or of any successor, either directly or through the Issuer or the general partner thereof or any successor, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         The Indenture and each Security shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such state, except as may otherwise be required by mandatory provisions of law.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused "CUSIP" numbers to be printed on the Securities of this series as a convenience to the Holders of such Securities. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Securities, and reliance may be placed only on the other identification numbers printed thereon.

         Capitalized terms used herein which are not otherwise defined shall have the respective meanings assigned to them in the Indenture and all indentures supplemental thereto relating to this security.

================================================================================

                                 ASSIGNMENT FORM

                   FOR VALUE RECEIVED, the undersigned hereby
                        sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

------------------------------

------------------------------    ..............................................


 ................................................................................
              (Please Print or Typewrite Name and Address including
                              Zip Code of Assignee)

 ................................................................................
the within Security of Duke Realty Limited Partnership and hereby does irrevocable constitute and appoint

 ................................................................................
Attorney to transfer said Security on the books of Duke Realty Limited Partnership, with full power of substitution in the premises.

 ................................................................................
Dated:
                                          ......................................

NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Security in every particular, without alteration or enlargement or any change whatever.

                     [FORM OF PUT OPTION TO ELECT REPAYMENT)

                          PUT-OPTION TO ELECT REPAYMENT

         The undersigned hereby irrevocably requests and instructs Duke Realty Limited Partnership to repay the within Note, in whole but not in part, pursuant to its terms at a price equal to the principal amount thereof together with interest to August l5, 2004, to the undersigned at ____________________

--------------------------------------------------------------------------------
           (Please print or typewrite name and address of undersigned)

         For this Note to be repaid, Duke Realty Limited Partnership must receive at its office at 8888 Keystone Crossing, Suite 1200, Indianapolis, Indiana 46240, or at such additional place, or places of which Duke Realty Limited Partnership shall from time to time notify the holder of the within Note with this "Put Option to Elect Repayment" form duly completed.


Dated: ______________________


                                        ----------------------------------------
                                        Note.  The signature to this Put Option
                                        to Elect Repayment must correspond with
                                        the name as written upon the face of the
                                        Note in every particular without
                                        alteration or enlargement or any other
                                        change whatsoever.